                                                                      EXHIBIT 21


                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                         SUBSIDIARIES OF THE REGISTRANT



  SUBSIDIARY                                                  STATE OF INCORPORATION
  ----------                                                  ----------------------
Sage Life Assurance Company of New York                                New York



                                      F-17